 As filed with the Securities and Exchange Commission on January 12, 1999
                                                        Registration No. 333-___

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            CONCUR TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                     91-1608052
        (State or Other Jurisdiction                        (I.R.S. Employer
     of Incorporation or Organization)                     Identification No.)

                              6222 185TH AVENUE NE
                            REDMOND, WASHINGTON 98052
          (Address of Principal Executive Offices, including Zip Code)

                             1994 STOCK OPTION PLAN
                    1997 STOCK OPTION PLAN OF 7SOFTWARE, INC.
                           1998 EQUITY INCENTIVE PLAN
                        1998 DIRECTORS STOCK OPTION PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                                 S. STEVEN SINGH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CONCUR TECHNOLOGIES, INC.
                              6222 185TH AVENUE NE
                            REDMOND, WASHINGTON 98052
                                 (425) 702-8808
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                            Matthew P. Quilter, Esq.
                              Horace L. Nash, Esq.
                            Kristina R. Wilken, Esq.
                               Kevin S. Chou, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
    TITLE OF SECURITIES TO BE      AMOUNT TO BE      PROPOSED        PROPOSED       AMOUNT OF
           REGISTERED               REGISTERED       MAXIMUM         MAXIMUM      REGISTRATION
                                                     OFFERING       AGGREGATE          FEE
                                                    PRICE PER     OFFERING PRICE
                                                      SHARE
------------------------------------------------------------------------------------------------
Common Stock
        par value $.001 per share   3,217,182(1)   $    28.88(2)  $92,912,216.00(2)  $25,829.60

Common Stock                        2,227,904(3)   $     5.04(4)  $11,228,636.00     $ 3,121.56
        par value $.001 per share
------------------------------------------------------------------------------------------------

               TOTAL                5,445,086                                       $28,951.16
------------------------------------------------------------------------------------------------

 (1) Shares available for grant as of January 12, 1999 under the 1998 Equity Incentive Plan and the 1998 Directors Stock Option Plan and available for issuance under the 1998 Employee Stock Purchase Plan.

 (2) Estimated as of January 12, 1999 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

 (3) Shares subject to outstanding options as of January 12, 1999 under the 1994 Stock Option Plan, the 1997 Stock Option Plan of 7Software, Inc. the 1996 Directors Stock Option Plan and the 1998 Equity Incentive Plan.

 (4) Weighted average exercise price for such outstanding options pursuant to Rule 457(h)(1).


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                            CONCUR TECHNOLOGIES, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements of the Registrant for the fiscal years ended September 30, 1996, 1997 and 1998 (Commission File No. 333-62299).

        (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under
               Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Fenwick & West LLP, Palo Alto, California. Matthew P. Quilter, a member of Fenwick & West LLP is the Secretary of the Company. Attorneys at Fenwick & West LLP own an aggregate of 4,190 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

        As permitted by Section 145 of the Delaware General Corporation Law ("DGCL"), the Registrant's Bylaws provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, (ii) the Registrant may indemnify its other officers, employees and agents as set forth in the DGCL, (iii) to the fullest extent permitted by the DGCL, the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Bylaws are not exclusive and (v) the Registrant is authorized to enter into indemnification arrangements with its directors, officers, employees and agents.

        The Registrant intends to enter into Indemnity Agreements with each of its current directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

        As permitted by the DGCL, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director


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except for liability for any breach of the director's duty of loyalty to the
Registrant or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, under Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit.

        As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board of Directors, has applied for, and expects to obtain, directors and officers liability insurance with a per claim and annual aggregate coverage limit of $10 million to $15 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.


        4.01 Registrant's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of Registrant's Registration Statement on Form S-1, File No. 333-62299, originally filed with the Commission on August 26, 1998, as subsequently amended (the "Form
               S-1")).

        4.02 Registrant's Certificate of Designation (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

        4.03 Registrant's Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 24, 1998.

        4.04 Registrant's Bylaws (incorporated by reference to Exhibit 3.04 of the Form S-1).

        4.05 Registrant's Amended and Restated 1994 Stock Option Plan and related documents (incorporated herein by reference to Exhibit
               10.01 of the Form S-1).

        4.06   Registrant's 1998 Equity Incentive Plan and related documents
               (incorporated herein by reference to Exhibit 10.02 of the Form
               S-1).

        4.07 Registrant's 1998 Employee Stock Purchase Plan and related documents (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

        4.08 Registrant's 1998 Directors Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

        4.09   1997 Stock Option Plan of 7Software, Inc. and related documents.

        4.10   Second Amended and Restated Information and Registration Rights
               Agreement dated May 24, 1998 (incorporated herein by reference to Exhibit 4.02 of the Form S-1).

        5.01 Opinion of Fenwick & West LLP regarding legality of the securities being issued.

        23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02  Consent of Ernst & Young LLP, Independent Auditors.

        24.01  Power of Attorney (see page 5).


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

ITEM 9.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints S. Steven Singh and Sterling R. Wilson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 12th day of January, 1999.


                             Concur Technologies, Inc.


                             By: /s/ S. STEVEN SINGH
                                -----------------------------------------------
                                S. Steven Singh
                                President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                       Title                             Date
        ---------                       -----                             ----


/s/ S. STEVEN SINGH
----------------------------    President, Chief Executive           January 12, 1999
S. Steven Singh                 Officer and Director (principal
                                executive officer)


/s/ STERLING R. WILSON
----------------------------    Chief Financial Officer and Vice     January 12, 1999
Sterling R. Wilson              President of Operations
                                (principal financial officer
                                and principal accounting
                                officer)

/s/ MICHAEL W. HILTON           Chairman of the Board of             January 12, 1999
---------------------------     Directors and Chief Technical
Michael W. Hilton               Officer

/s/ JEFFREY D. BRODY
---------------------------     Director                             January 12, 1999
Jeffrey D. Brody

/s/ NORMAN A. FOGELSONG
---------------------------     Director                             January 12, 1999
Norman A. Fogelsong

/s/ MICHAEL J. LEVINTHAL
---------------------------     Director                             January 12, 1999
Michael J. Levinthal

/s/ JAMES D. ROBINSON III
---------------------------     Director                             January 12, 1999
James D. Robinson III


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



                                  EXHIBIT INDEX


Exhibit No.                           Description
-----------                           -----------

        4.01 Registrant's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of Registrant's Registration Statement on Form S-1, File No. 333-62299, originally filed with the Commission on August 26, 1998, as subsequently amended (the "Form
               S-1")).

        4.02 Registrant's Certificate of Designation (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

        4.03 Registrant's Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 24, 1998.

        4.04 Registrant's Bylaws (incorporated by reference to Exhibit 3.04 of the Form S-1).

        4.05 Registrant's Amended and Restated 1994 Stock Option Plan and related documents (incorporated herein by reference to Exhibit
               10.01 of the Form S-1).

        4.06   Registrant's 1998 Equity Incentive Plan and related documents
               (incorporated herein by reference to Exhibit 10.02 of the Form
               S-1).

        4.07 Registrant's 1998 Employee Stock Purchase Plan and related documents (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

        4.08 Registrant's 1998 Directors Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

        4.09   1997 Stock Option Plan of 7Software, Inc. and related documents.

        4.10   Second Amended and Restated Information and Registration Rights
               Agreement dated May 24, 1998 (incorporated herein by reference to Exhibit 4.02 of the Form S-1).

        5.01 Opinion of Fenwick & West LLP regarding legality of the securities being issued.

        23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02  Consent of Ernst & Young LLP, Independent Auditors.

        24.01  Power of Attorney (see page 5).

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